EXHIBIT 2.8



               CERTIFICATE OF OWNERSHIP AND MERGER
                           MERGING
                 UNIROYAL CHEMICAL CORPORATION
                        WITH AND INTO
                 UNIROYAL CHEMICAL COMPANY, INC.


Pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware


     Uniroyal Chemical Corporation ("the Corporation"), a
Delaware corporation, does hereby certify to the following facts relating to the merger of the Corporation with and into Uniroyal
Chemical Company, Inc. ("UCCI"), a New Jersey corporation, with
UCCI remaining as the surviving corporation:

     First: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware ("GCL"). UCCI is incorporated pursuant to the Business Corporation Act of the State of New Jersey ("the Act").

     Second: The Corporation owns all of the outstanding shares of stock of UCCI.

     Third: The Board of Directors of the Corporation, by consents executed by the individual directors dated the 4th day of December, 1998, duly adopted resolutions authorizing the merger of the Corporation with and into UCCI pursuant to Section 253 of the GCL. A true copy of such resolutions is annexed hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     Fourth: Uniroyal Chemical Company, Inc. shall be the surviving corporation.

     Fifth: The Certificate of Incorporation of Uniroyal Chemical
Company, Inc. shall be the Certificate of Incorporation of the surviving corporation.

     Sixth: The merger has been consented to by a majority of the outstanding stock of the Corporation entitled to vote thereon by consent in lieu of a meeting pursuant to the provisions of
Section 228 of the General Corporation Law of the State of
Delaware, with the holder of 100% of the stock of the Corporation having so consented.

     Seventh: Uniroyal Chemical Company, Inc., the surviving non-Delaware corporation, does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of the State of Delaware, as well as for enforcement of any obligation of UCCI arising from the merger of UCCI and the Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware. UCCI irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any suit or proceedings identified above, and does specify the following address to which a copy of such process shall be mailed by the Secretary of State:

                   Uniroyal Chemical Company, Inc.
                   World Headquarters
                   Benson Road
                   Middlebury, CT 06749
                   Att: General Counsel

     Eighth: The merger shall be effective as of the 9th day of December, 1998.

     IN WITNESS WHEREOF, Uniroyal Chemical Corporation has caused this Certificate of Ownership and Merger to be executed by its Secretary this 4th day of December, 1998.

                                   UNIROYAL CHEMICAL CORPORATION


                                   By: /s/Barry J. Shainman
                                          Barry J. Shainman
                                          Secretary





                                                 EXHIBIT A

                         RESOLUTIONS
                  OF THE BOARD OF DIRECTORS
                             OF
                 UNIROYAL CHEMICAL CORPORATION


MERGER

     RESOLVED, that Uniroyal Chemical Corporation ("the Corporation"), a Delaware corporation, be merged with and into Uniroyal Chemical Company, Inc. ("UCCI"), a wholly owned subsidiary of the Corporation, with UCCI remaining as the surviving corporation (the "Surviving Corporation"), all in accordance with these resolutions, and that the appropriate officers of the Corporation be and hereby are authorized and directed to file a Certificate of Ownership and Merger effecting the Merger with the Secretary of the State of the State of Delaware; and further

     RESOLVED, that the Certificate of Incorporation of UCCI shall be the Certificate of Incorporation of the Surviving
Corporation; and further

     RESOLVED, that the By-laws of UCCI as in effect immediately prior to the Merger shall be the By-laws of the Surviving
Corporation; and further

     RESOLVED, that the directors of UCCI immediately prior to the Merger shall be the directors of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified; and further

     RESOLVED, that the appropriate officers of the Corporation, and each of them hereby is, authorized and directed to execute and acknowledge in the name and on behalf of the Corporation a Certificate of Ownership and Merger setting forth, among other things, a copy of these resolutions and the date of their adoption; and that such officers are hereby authorized and directed to cause such executed Certificate of Ownership and Merger to be filed in the Office of the Secretary of the State of Delaware, all in accordance with Sections 103 and 253 of the General Corporation Law of the State of Delaware (the "GCL"); and further

     RESOLVED, that the Plan of Merger, pursuant to Section
14A:10-5.1 of the Business Corporation Act of the State of New
Jersey and dated the 4th day of December, 1998, is hereby approved.

     RESOLVED, that upon surrender of any certificates of stock of the Corporation, UCCI shall issue on a pro rata basis stock of UCCI to such surrendering shareholders of the Corporation by issuing one share of UCCI for each share of the Corporation surrendered.

FIRST SUPPLEMENTAL INDENTURE

     RESOLVED, that the form, terms and provisions of the First Supplemental Indenture (the "First Supplemental Indenture") to be executed and delivered on or about December 9, 1998, by the Corporation, UCCI and State Street Bank and Trust Company, as trustee (the "Trustee"), and the transactions contemplated thereby including, without limitation, the assumption by UCCI of all of the Corporation's obligations under the (i) the Indenture, dated as of February 8, 1993 (the "Indenture"), between the Corporation (as successor to UCC Investors Holding, Inc.), and the Trustee, relating to the 10 1/2% Senior Notes Due 2002 of the Corporation and (ii) the Securities (as defined in the Indenture), be, and they hereby are, approved and adopted in all respects, and the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other authorized legal representative of the Corporation (each, an "Officer" and collectively, the "Officers") be, and each of them hereby is, authorized and directed to (a) execute and deliver, in the name and on behalf of the Corporation, the First Supplemental Indenture and any other agreements and documents required in connection therewith in substantially the form hereby approved with such changes therein (substantial or otherwise) as the Officer executing same shall, by execution thereof, approve and (b) perform the obligations and carry out the duties of the Corporation under the First Supplemental Indenture, the Indenture and the Securities and under all such other agreements and documents required to be executed and delivered in connection therewith; and further

CERTIFICATION OF RESOLUTIONS

     RESOLVED, that in connection with the transactions contemplated in the foregoing resolutions, the Secretary and the Assistant Secretary of the Corporation be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to certify any more formal or detailed resolutions as such officers may deem necessary, necessary, desirable or advisable to effectuate the intent and purposes of the foregoing resolutions; and that such officers be, and each of them hereby is, authorized and directed to annex such resolutions to these resolutions, and thereupon such resolutions shall be deemed the resolutions of the Board of Directors as if set forth at length in these resolutions; and further

FURTHER ACTIONS

     RESOLVED, that the appropriate officers of the Corporation be, and each of hereby is, authorized and empowered in the name and on behalf of the Corporation to take or cause to be taken any and all such further actions, to execute and deliver or cause to be executed and delivered all such other documents, instruments and agreements, and to make such filings, in the name and on behalf of the Corporation, to incur and pay all such fees and expenses and to engage such advisors as they shall in their judgment determine to be necessary, desirable or advisable to carry out fully the intent and purposes of the foregoing resolutions and the execution by such officers of any such document, instrument or agreement or the payment of any such expenses or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval of the documents, instruments or agreements so executed, the expenses so paid, the filings so made and the actions so taken; and further

RATIFICATION

     RESOLVED, that all actions previously taken by any director or officer of the Corporation in connection with the transactions contemplated by the foregoing resolutions be, and they hereby are, adopted, ratified, confirmed and approved in all respects.


     The undersigned, Secretary of Uniroyal Chemical Corporation, a Delaware corporation, does hereby certify that the foregoing resolutions were duly adopted by the Board of Directors of said Corporation by consent of all of the members of the Board of Directors pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, which consents are dated the 4th day of December, 1998, and that as of the date hereof such resolutions have not been amended or repealed and remain in full force and effect.

     IN WITNESS WHEREOF, I have set my hand in my capacity as Secretary this 4th day of December 1998.


                                  /s/Barry J. Shainman
                                     Barry J. Shainman
                                     Secretary